UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2003

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236

(Address of principal executive offices)

Delaware (State or Other Jurisdiction of Incorporation)	0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On November 17, 2003, SafeNet, Inc., a Delaware corporation, and certain of its wholly-owned subsidiaries (“SafeNet”), completed the acquisition from SSH Communications Security Corp, a corporation organized under the laws of the Republic of Finland (“SSH Finland”), SSH Communications Security, Inc., a California corporation (“SSH California), and SSH Communications Security, K.K., a corporation organized under the laws of Japan (“SSH Japan” and together with SSH Finland and SSH California, “SSH”) of substantially all of the assets and properties used in connection with the toolkit, IPVia VPN and VPN client businesses of SSH (the “Assets”). SafeNet purchased the Assets for approximately $13.6 million in cash. The cash consideration was funded with cash on hand. The amount of consideration was determined on the basis of arm’s length negotiations between SafeNet and SSH.

     SafeNet intends to integrate the Assets into its Embedded Security Division.

     The description contained in this Item 2 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference as Exhibit 2.1 hereto.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not Applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Exhibits

Exhibit 2.1 Asset Purchase Agreement dated October 14, 2003, by and among SafeNet, Inc., SSH Communications Security Corp., SSH Communications Security, Inc. and SSH Communications Security, K.K.(1)

(1)	Filed as an exhibit to the Current Report on Form 8-K of SafeNet filed on October 21, 2003 and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

By:	/s/ Anthony A. Caputo Anthony A. Caputo Chief Executive Officer

Date: November 20, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated October 14, 2003 by and among SafeNet, Inc., SSH Communications Security Corp., SSH Communications Security, Inc. and SSH Communications Security, K.K. (1)

(1)	Filed as an exhibit to the Current Report on Form 8-K of SafeNet filed on October 21, 2003 and incorporated herein by reference.